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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE SMALL
                                BUSINESS ISSUER

The Fresh Juice Company of New York, Inc.
State of Incorp.:    New Jersey
Doing Business As: The Ultimate Juice Company

The Fresh Juice Company of Florida, Inc.
State of Incorp.:    Florida
Doing Business As: The Fresh Juice Company of Florida, Inc.

The Fresh Juice Company of California, Inc.
State of Incorp.:    Delaware
Doing Business As: Hansen's Juices
                   Hansen's Fresh Juice Company

Manalba Foods, Inc.
State of Incorp.:    New York
Doing Business As: Manalba Foods, Inc.

Fresh Pik't Natural Foods, Inc.
State of Incorp.:    Delaware
Doing Business As: Fresh Pik't Natural Foods, Inc.

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